UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2013

ONLINE INTERNET NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54607	27-3195252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9528 Miramar Rd., Suite 135 San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 634-6600

Copies of Communications to:
Stoecklein Law Group, LLP.
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 22, 2013, Brynn T. Gibbs submitted her letter of resignation from her position as Secretary of the Registrant, effective immediately. The resignation was accepted by the Registrant on February 27, 2013.

On May 6, 2013, the Board of Directors (the “Board”) unanimously appointed Ms. Tiffany Kingsbury as Secretary and a Director of the Company, effectively filling the vacancy left by her predecessor.

Tiffany Kingsbury, Age 34, Secretary and Director:  Prior to joining the Company, Ms. Kingsbury was a self-employed entrepreneur working in the field of design, consulting, and multi-level marketing from 2003 to 2013. Prior to owning her own business, Ms. Kingsbury worked as a prepaid legal services specialist selling legal insurance. In considering Ms. Kingsbury as an officer and director of the Company, the Board reviewed her extensive knowledge and expertise in the marketing and sales industry; in addition to the leadership she has shown being an entrepreneur.

Ms. Kingsbury has not executed an employment agreement and is not expected to receive any compensation in connection with her appointment as Secretary and a Director of the Company.

There are no family relationships between Ms. Kingsbury and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE INTERNET NETWORK, INC.

By: /S/ Jeanette Lucas
Jeanette Lucas, President

Date:  May 7, 2013